Exhibit 99.1

Amarin Regains Compliance with Nasdaq Minimum Bid Price Requirement

-- Nasdaq Compliance Follows ADS Ratio Change to Secure Company’s Public Listing --

-- Amarin Remains Focused on Maximizing the Global Value of VASCEPA/VAZKEPA –

DUBLIN, Ireland and BRIDGEWATER, N.J., April 29, 2025 (GLOBE NEWSWIRE) -- Amarin Corporation plc (NASDAQ: AMRN) today announced it has regained compliance with the Nasdaq Stock Market (“Nasdaq”) continued listing standard for minimum share price under Rule 5550(a)(2) of the Nasdaq Listing Qualifications.

On April 29, 2025, the Company received confirmation from the Listing Qualifications Department of Nasdaq that as of April 28, 2025 the Company’s common stock had maintained an average closing share price of at least $1.00 over the last 10 consecutive business days ending on that date. Accordingly, the Company’s shares are no longer considered to be below the minimum bid price requirement of Rule 5550(a)(2) and, as a result, the Company has regained compliance with the Nasdaq continued listing standards. Nasdaq now considers this matter closed.

Amarin is now in full compliance with all Nasdaq listing requirements and will continue to be listed and traded on Nasdaq.

“Today’s announcement is an important step for the Company by maintaining our public listing on the Nasdaq Capital Market,” said Aaron Berg, President & CEO, Amarin. “With this matter now behind us, we will continue our focus on maximizing the value of VASCEPA/VAZKEPA globally for the millions of patients who can benefit from it.”

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. Amarin has offices in Bridgewater, New Jersey in the United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are based on the beliefs and assumptions and information currently available to Amarin. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the fiscal year ended 2024.

Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Amarin communicates with its investors and the public using the company website (www.amarincorp.com) and the investor relations website (http://www.amarincorp.com/investor-relations), including but not limited to investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information
Investor & Media Inquiries:
Mark Marmur
Amarin Corporation plc
PR@amarincorp.com
Investor.relations@amarincorp.com

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